UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2024

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2024, Mach Natural Resources LP, a Delaware limited partnership (the “Partnership”), completed its public offering (the “Offering”) of 7,272,728 common units representing limited partner interests in the Partnership (“Common Units”), at $16.50 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-281919) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 4, 2024. The Registration Statement was declared effective on September 6, 2024. The material provisions of the Offering are described in the prospectus, dated September 6, 2024, filed with the Commission on September 6, 2024, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

On September 6, 2023, the Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Partnership, Mach Natural Resources GP LLC, a Delaware limited liability company, and Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership, and purchase by the Underwriters, of the Common Units. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,090,909 Common Units on the same terms. The material terms of the Offering are described in the Prospectus. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on September 9, 2024. The Partnership received proceeds (net of underwriting discounts and estimated offering expenses) from the Offering of approximately $112.9 million. As described in the Prospectus, the Partnership intends to use the net proceeds from the Offering (i) to fund its planned acquisitions in the Ardmore Basin and Western Kansas and (ii) for general partnership purposes.

As more fully described under the caption “Underwriting and Plan of Distribution” in the Prospectus, certain of the Underwriters or their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Partnership or its affiliates.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1*†	Underwriting Agreement, dated September 6, 2024, by and among Mach Natural Resources LP, Mach Natural Resources GP LLC, and Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc., as representatives of the several underwriters named therein.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

*	Filed herewith.
†	Exhibits and schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

	By:	Mach Natural Resources GP LLC,
its general partner

Dated: September 9, 2024	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer

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